                         EAGLE HARDWARE & GARDEN, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 28, 1998

                               ------------------

    Notice is hereby given that the Annual Meeting of Shareholders of EAGLE HARDWARE & GARDEN, INC. (the "Company") will be held at 9:00 a.m. Pacific Daylight Time on Thursday, May 28, 1998, at the SeaTac Marriott Hotel, 3201 South 176th Street, SeaTac, Washington 98188 for the following purposes:

    (1)ELECTION OF DIRECTORS:
       To elect two directors, each to serve a three-year term or until his successor is elected and qualified.

    (2)AMENDMENTS TO THE COMPANY'S STOCK OPTION PLANS:
       To approve amendments to the Company's 1991 Stock Option Plan and Directors' Nonqualified Stock Option Plan to increase the aggregate number of shares of Common Stock available for purchase upon exercise of options granted thereunder by 1,000,000 shares, to a combined total of 3,200,000 shares, and to create a maximum number of options that may be granted under the 1991 Plan to any one employee in a fiscal year.

    (3)ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN:
       To approve the adoption of the Eagle Hardware & Garden, Inc. Employee Stock Purchase Plan, including the reservation of 1,200,000 shares of Common Stock available for purchase thereunder.

    (4)RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS:
       To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending January 29, 1999.

    (5)OTHER BUSINESS:
       To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on March 31, 1998 as the Record Date for the determination of shareholders entitled to notice of and to vote at the 1998 Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                                      [SIG]

                                          Richard T. Takata
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Renton, Washington
April 24, 1998

                             YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PROMPTLY RETURNING A SIGNED AND DATED PROXY WILL SAVE THE COMPANY THE EXTRA EXPENSE OF ADDITIONAL SOLICITATIONS. AN ADDRESSED, POSTAGE PAID ENVELOPE IS PROVIDED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS THE PROXY IS REVOCABLE AT YOUR OPTION IN THE MANNER STATED IN THE ACCOMPANYING PROXY STATEMENT.

                         EAGLE HARDWARE & GARDEN, INC.
                              981 POWELL AVE. S.W.
                            RENTON, WASHINGTON 98055

                            ------------------------

                                PROXY STATEMENT
                               ------------------

                         INFORMATION REGARDING PROXIES

    This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Eagle Hardware & Garden, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. Pacific Daylight Time on Thursday, May 28, 1998, at the SeaTac Marriott Hotel, 3201 South 176th Street, SeaTac, Washington 98188, and at any adjournment thereof (the "Annual Meeting"). Only shareholders of record on the books of the Company at the close of business on March 31, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting.

    It is anticipated that these proxy solicitation materials and a copy of the Company's 1997 Annual Report to Shareholders will be first sent to shareholders on or about April 17, 1998.

    If the accompanying form of proxy is properly executed and returned, and not revoked, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for the proposals set forth therein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to Steven M. Stenberg, Treasurer of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the Annual Meeting.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The only outstanding voting securities of the Company are shares of common stock (the "Common Stock"), each of which is entitled to one vote. As of the Record Date, there were 29,071,906 shares of Common Stock issued and outstanding. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of calculating a quorum. Under Washington law and the Company's charter documents, if a quorum is present, the two nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting shall be elected Directors. Abstentions and broker non-votes will have no effect on the election of directors. Each of the proposals to amend the Company's stock option plans, adopt the Employee Stock Purchase Plan and ratify the independent public accountants will be approved if such proposal receives the affirmative vote of a majority of the votes cast on such matter in person or by proxy. Abstentions and broker non-votes will have no impact on the outcome of these proposals since they do not represent votes cast.

    The Common Stock is traded on The Nasdaq Stock Market. The last sale price for the Common Stock as reported by Nasdaq on March 31, 1998, was $17.625 per share.

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of March 31, 1998, with respect to
(i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director of the Company; (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers; and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                                  NUMBER OF SHARES
                                                                                    BENEFICIALLY      PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                                OWNED             TOTAL
--------------------------------------------------------------------------------  -----------------  ---------------
David J. Heerensperger .........................................................      1,773,825              6.1%
 c/o Eagle Hardware & Garden, Inc.
 981 Powell Ave. S.W.
 Renton, Washington 98055
Richard T. Takata...............................................................        270,234(1)          *
John P. Foucrier................................................................              0             *
Dale W. Craker..................................................................         37,400(2)          *
Ronald P. Maccarone.............................................................         10,000(3)          *
Harlan D. Douglass..............................................................        821,592(4)           2.8%
Theodore M. Wight...............................................................         23,487(5)          *
Herman Sarkowsky................................................................        371,865(6)           1.3%
Ronald D. Crockett..............................................................        292,550(7)           1.0%
Chief Executive Officer and four other most highly compensated executive
 officers.......................................................................      2,091,459(8)           7.2%
All directors and executive officers as a group (13 persons)....................      3,744,653(9)          12.7%

------------------------

 *  Less than 1%

(1) Includes 11,900 shares held by Mr. Takata's two minor children. Also includes outstanding options to purchase 33,334 shares of Common Stock, which, by their terms, are exercisable within 60 days.

(2) Includes outstanding options to purchase 34,000 shares of Common Stock, which, by their terms, are exercisable within 60 days.

(3) Represents outstanding options to purchase 10,000 shares of Common Stock, which, by their terms, are exercisable within 60 days.

(4) Includes 112,000 shares of Common Stock owned by Harlan D. and Maxine H. Douglass and 6,000 shares of Common Stock owned by Stacey Douglass, Mr. Douglass' daughter. Beneficial ownership of the 6,000 shares of Common Stock owned of record by Stacey Douglass is disclaimed by Mr. Douglass. Also includes outstanding options to purchase 50,000 shares of Common Stock, which, by their terms, are exercisable within 60 days.

(5) Includes outstanding options to purchase 20,000 shares of Common Stock, which, by their terms, are exercisable within 60 days.

(6) Includes 201,365 shares of Common Stock owned of record by the Sarkowsky Family Limited Partnership, 4,000 shares held by Steven William Sarkowsky, 6,000 shares held by Faye Sarkowsky, 6,000 shares held by Cathy Ann Sarkowsky, 3,000 shares held by Fred Sarkowsky and 1,500 shares held by Leo Sarkowsky. Also includes outstanding options to purchase 50,000 shares of Common Stock, which by their terms are exercisable within 60 days. Mr. Sarkowsky disclaims beneficial ownership of the shares held by Steven William, Faye, Cathy Ann, Fred and Leo Sarkowsky.

(7) Includes outstanding options to purchase 50,000 shares of Common Stock, which, by their terms, are exercisable within 60 days.

(8) Includes shares owned by David J. Heerensperger, Richard T. Takata, John P. Foucrier, Dale W. Craker and Ronald P. Maccarone. See footnotes (1)-(3).

(9) Includes outstanding options to purchase 380,834 shares of Common Stock, which, by their terms, are exercisable within 60 days.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors is currently composed of six members. Two directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors are elected and qualified. The Board of Directors has nominated to serve as directors David J. Heerensperger and Harlan
D. Douglass, both of whom are currently members of the Board of Directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the above-named nominees with the terms as set forth above. Although the Board of Directors anticipates that each of the nominees will be available to serve as directors of the Company, should either or both of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

    The directors of the Company are divided, as equally as possible, into three classes, designated Class I, Class II and Class III. At each annual meeting of shareholders, successors of the class of directors whose term expires at that annual meeting are elected for a three-year term. If the number of directors is changed, any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

    Information concerning each of the Company's directors is set forth below. Nominees for director are marked with an asterisk (*). Beneficial ownership of the Company's shares is detailed under the caption "Voting Securities and Principal Holders."

    David J. Heerensperger,* 61, was appointed Chairman in January 1992. From 1989 to September 1997, Mr. Heerensperger also served as the Company's Chief Executive Officer and from November 1989 to January 1992, he served as the Company's President. Mr. Heerensperger's retail hardware, home and garden sales career began in 1954 with T&T Electric in Longview, Washington. He founded Eagle Electric and Plumbing, Inc. in Spokane, Washington, in 1959. In 1969, Eagle Electric and Plumbing merged with another chain to form Pay 'N Pak, and, in 1970, Mr. Heerensperger became Pay 'N Pak's Chairman and Chief Executive Officer. In 1987 and 1988, Mr. Heerensperger and other members of management, together with Citicorp Venture Capital, participated in a leveraged buyout of Pay 'N Pak in response to a hostile takeover attempt. At the end of July 1989, Mr. Heerensperger retired from Pay 'N Pak, and in November 1989 he founded the Company.

    Richard T. Takata, 48, was appointed Chief Executive Officer in September 1997. Mr. Takata has served as the Company's President, Chief Operating Officer and a director of the Company since January 1992. His term as director expires in 2000. From September 1991 to January 1992, Mr. Takata was the President of Worldwide Consumer Products, Ltd., a sole proprietorship engaged in marketing consulting and the sale of consumer products. Mr. Takata was employed by Pay 'N Pak from 1986 to 1991, serving as Executive Vice President from March 1988 to August 1991, and as Senior Vice President -- Merchandising from July 1986 to March 1988.

    Ronald D. Crockett, 58, has been a director of the Company since July 1991. His term expires in 1999. Since October 1992, Mr. Crockett has been President and the General Partner of Emerald Downs, a thoroughbred racetrack company which commenced operations in June 1996. In 1970, Mr. Crockett founded Tramco, a commercial aircraft overhaul company which was acquired by B.F. Goodrich Corporation in 1988. From 1970 to March 1995, he served as the Board Chairman and Chief Executive Officer of Tramco, and its successor entity, B.F.G. Corporation.

    Harlan D. Douglass,* 61, has been a director of the Company since March 1990. Mr. Douglass is the President of Harlan D. Douglass, Inc., a private building and real estate development company. Mr. Douglass has served as a director of The Bank of Spokane, Spider Corporation, First American Title of Spokane and currently serves on the board of directors of Inland Northwest Bank, a regional bank.

    Herman Sarkowsky, 72, has been a director of the Company since June 1990. His term expires in 1999. Mr. Sarkowsky is President of Sarkowsky Investment Corp., a private investment company, and is a real estate developer, private investor and philanthropist. He served as a director of Egghead, Inc., a retail software distributor, from June 1984 to September 1993 and Medco Containment Services, Inc., a mail-order prescription business, until it was acquired by Merck Drug Company in November 1993. Mr. Sarkowsky currently serves on the board of directors of Synetic, Inc., a manufacturer of plastic products, Hollywood Park Operating Company, an operator of a thoroughbred racetrack in Inglewood, California, and Seattle First National Bank, a subsidiary of Bank of America.

    Theodore M. Wight, 55, has been a director of the Company since June 1990. His term expires in 2000. Since 1983, Mr. Wight has been a general partner of the general partner of Walden Investors. He is also a general partner of the general partner of Pacific Northwest Partners, SBIC, L.P. Both entities are venture capital partnerships. Mr. Wight also serves as a director of RehabCare Corporation, an acute rehabilitation services company and Interlinq Software Corporation, a developer and marketer of residential mortgage loan software, and a number of private companies.

    The following provides information regarding executive officers that are not directors of the Company.

    Dale W. Craker, 50, was appointed Executive Vice President -- Stores in October 1997. In this position, he is responsible for the implementation of corporate operations and merchandising programs. Mr. Craker had previously been Executive Vice President -- Operations of the Company since January 1995. From May 1992 to January 1995, he served as the Company's Vice President -- Store Operations and from October 1991 to May 1992, Mr. Craker was employed in the corporate buying department and was involved in the implementation of certain aspects of the Company's Management Information System. Mr. Craker began his retail hardware career at Pay 'N Pak in 1970 and served in positions of increasing responsibility with that company until August 1991, most recently as District Manager of its southwestern Washington and Alaska stores.

    Larry E. Elliott, 51, was appointed Executive Vice President -- Merchandising in January 1996. In this position, he is responsible for all of the Company's buying and merchandising activities. Mr. Elliott had previously been the Hardware Buyer of the Company since November 1993. Mr. Elliott joined the Company as a Sales Manager in November 1992. Prior to working for the Company, Mr. Elliott was employed for 20 years as a Buyer for Pay 'N Pak.

    John P. Foucrier, 56, was appointed Executive Vice President -- Administration in January 1995. In this position, he is responsible for the Company's training, loss prevention and human resources and other administrative functions. Mr. Foucrier had previously been Executive Vice President -- Operations of the Company since March 1992. Prior to joining the Company, Mr. Foucrier was Senior Vice President -- Operations and Administration at Pay 'N Pak from August 1991 to January 1992, and Senior Vice President -- Administration and Human Resources at that company from February 1990 to August 1991.

    Ronald P. Maccarone, 49, was appointed Executive Vice President -- Finance and Chief Financial Officer in August 1995. In this position, he is responsible for all financial activity of the Company. Prior to joining the Company, Mr. Maccarone was Senior Vice President -- Chief Financial Officer of KIDSource, Inc. from December 1993 to January 1995. Mr. Maccarone began his retail hardware career at Builders Emporium in 1970 and served in positions of increasing responsibility with that company until January 1993, most recently as Senior Vice President -- Chief Financial Officer.

    Robert M. Cleveland, 67, was appointed Vice President -- Marketing in August 1990. He had been the Company's Advertising Director since June 1990. Mr. Cleveland is responsible for the Company's marketing department as well as its public relations activities. He has owned and operated advertising agencies in Spokane, Los Angeles and Seattle during the past 25 years.

    Calvin E. Karbowski, 60, was appointed Vice President -- Distribution in August 1991. Mr. Karbowski had been the Company's Warehouse Manager since August 1990. From 1980 to July 1990, Mr. Karbowski was Vice President -- Distribution and Traffic of Pay 'N Pak.

    George E. Smith, 62, was appointed Vice President -- Training in November 1991. Mr. Smith had been the Company's Training Director since January 1991. From June 1983 to August 1990, Mr. Smith was Vice President -- Training of Pay 'N Pak.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended January 30, 1998, there were four meetings and four actions by consent in lieu of a meeting of the Board of Directors. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served. The Board of Directors does not have a standing Nominating Committee, but does have a standing Audit Committee and Compensation Committee.

    The Audit Committee consists of Messrs. Crockett, Douglass and Wight. Under the terms of its charter, the Audit Committee has been granted adequate resources and authority to approve the Company's independent auditors, assess audit scope, assess the risk of fraudulent financial reporting, oversee the periodic financial reporting process, communicate with the Company's chief accounting officer, review all second opinions on significant accounting issues and oversee the Company's business ethics. The Audit Committee met four times during the fiscal year ended January 30, 1998.

    The Compensation Committee consists of Messrs. Sarkowsky and Wight. The Compensation Committee determines the base salary of the Company's Chairman, reviews and approves the salaries of the Company's other executive officers and administers certain of the Company's compensation plans. The Compensation Committee met one time during the fiscal year ended January 30, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

    Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 1997 have been complied with on a timely basis, except for David J. Heerensperger, Herman Sarkowsky, Theodore M. Wight and Greg L. Jones. A Form 4 was filed in July 1997 for Mr. Heerensperger to report a sale transaction occurring in May 1997. A Form 5 was filed for Mr. Sarkowsky to report a purchase transaction occurring in May 1994. A Form 5 was filed for Mr. Wight concerning a sale transaction occurring in January 1998. Mr. Wight's August 1997 Form 4 filing concerning a sale transaction in July 1997 was delinquent by two days. Mr. Wight's September 1997 Form 4 filing concerning a gift transaction occurring in August 1997 was delinquent by three days. Mr. Jones' October 1997 Form 3 and Form 4 filing concerning his initial hiring and initial grant of stock options, respectively, were delinquent by seven weeks.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation for services rendered during fiscal years 1997, 1996 and 1995 for Eagle Hardware's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose fiscal 1997 salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                            ANNUAL COMPENSATION              -------------
                                                 ------------------------------------------   SECURITIES
                                       FISCAL                                OTHER ANNUAL     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR       SALARY        BONUS     COMPENSATION (1)     OPTIONS     COMPENSATION (2)
------------------------------------  ---------  -----------  -----------  ----------------  -------------  -----------------
David J. Heerensperger .............       1997  $   340,850  $   133,970     $    9,054          --            $   3,500
 Chairman                                  1996  $   358,784  $    98,305     $   15,738          --            $   3,500
                                           1995  $   330,354  $    51,177     $    3,727          --            $   3,500

Richard T. Takata ..................       1997  $   286,406  $   117,998     $    1,791          --            $   3,500
 President, CEO and COO                    1996  $   225,644  $    81,920     $    3,013          100,000       $   3,500
                                           1995  $   206,118  $    42,646     $    4,505          --            $   3,500

John P. Foucrier ...................       1997  $   140,561  $    89,314     $    4,231          --            $   3,500
 EVP -- Administration                     1996  $   135,374  $    65,536     $    2,311          --            $   3,500
                                           1995  $   127,408  $    34,154     $    1,087          --            $   3,500

Dale W. Craker .....................       1997  $   150,912  $    89,314     $      735          --            $   3,500
 EVP -- Stores                             1996  $   162,096  $    65,536     $    1,064           20,000       $   3,500
                                           1995  $    95,097  $    33,907     $    2,785          --            $   3,500

Ronald P. Maccarone ................       1997  $   168,715  $    89,314     $    3,699          --               --
 EVP -- Finance(3)                         1996  $   162,809  $    65,536     $   26,015          --               --
                                           1995  $    79,275  $    12,782     $    1,731           50,000          --

------------------------

(1) These amounts include Company contributions to the Eagle Hardware & Garden, Inc. Executive Insurance Plan. For Mr. Maccarone, this amount also includes reimbursement for moving expenses.

(2) These amounts represent Company contributions to the Eagle Hardware & Garden, Inc. Employee Stock Ownership Plan.

(3) Mr. Maccarone was appointed Executive Vice President -- Finance and Chief Financial Officer in August 1995. The salary shown for fiscal 1995 is for a partial year of employment.

    The Company has a stock option plan pursuant to which options to purchase Common Stock may be granted to officers and other employees of the Company. Subject to compliance with certain Securities and Exchange Commission requirements, the Company's stock option plan is administered by a committee of the Board of Directors. Options generally vest over a five-year period, are granted at fair market value and are exercisable for ten years. Vested options may be exercised for a period of 90 days following termination of employment or contractual relationship and for one year following death or disability.

    The following table shows stock option exercises in fiscal 1997 by the named executive officers of the Company and the year-end value of unexercised options:

OPTION EXERCISES AND FISCAL YEAR-END VALUE

                                                                                NUMBER OF        VALUE OF UNEXERCISED
                                                                           UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                           AT FISCAL YEAR-END     AT FISCAL YEAR-END
                                     NUMBER OF SHARES                      -------------------  ----------------------
                                        ACQUIRED ON       VALUE REALIZED      EXERCISABLE/           EXERCISABLE/
NAME                                     EXERCISE              (1)            UNEXERCISABLE       UNEXERCISABLE (2)
----------------------------------  -------------------  ----------------  -------------------  ----------------------
David J. Heerensperger............          --            $     --                        0/0                    $0/$0
Richard T. Takata.................          45,000        $      919,125        33,334/66,666   $       45,834/$91,666
John P. Foucrier..................          60,000        $    1,121,814                  0/0                    $0/$0
Dale W. Craker....................        --             $     --               34,000/16,000   $      364,249/$22,080
Ronald P. Maccarone...............           10,000      $       170,336        10,000/30,000   $     116,250/$348,750

------------------------

(1) This amount equals the number of shares of Common Stock purchased multiplied by the difference between the per share exercise price of the option and the closing sale price per share of Common Stock on the date of exercise. The amount shown is before deductions for income taxes.

(2) This amount is the aggregate number of the outstanding options multiplied by the difference between the closing price of the Common Stock reported on The Nasdaq Stock Market on January 30, 1998 and the exercise price of such options.

COMPENSATION OF DIRECTORS

    Non-employee directors of the Company receive annual directors' fees of $24,000 and are reimbursed for reasonable expenses incurred for travel to Board of Directors and related committee meetings. All of the non-employee directors participate in the Directors' Nonqualified Stock Option Plan. Under the terms of this plan, non-employee directors of the Company receive annual grants of 5,000 options to purchase Common Stock at a price equal to the fair market value on the date of grant.

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (composed entirely of non-employee directors) reviews and approves executive officer salaries and administers certain of the Company's compensation plans. The Compensation Committee believes that the compensation of executive officers should be substantially related to the performance of the Company. Performance includes objective considerations such as the number of new store openings, sales levels of stores and the overall profitability of the Company, as well as subjective considerations, including extenuating circumstances such as new competition and the Company's market saturation strategy.

    Salaries have been increased as the Company's store base has expanded, which has increased the revenues available to cover general and administrative costs. During fiscal 1997, the Company's sales increased 28% and net income increased 38%, while executive salaries were increased an average of 5%, at the recommendation of the Company's Chairman.

    The Company's bonus plan was established by the Board of Directors. The Compensation Committee has reviewed and discussed the plan, and believes it continues to fulfill its original goals. The plan grants a specified percentage of the Company's pretax earnings to a number of the Company's top and middle level executives, including 0.30% to both the Chairman and the Chief Executive Officer.

    Stock options have been granted to the Company's executive officers, other than its Chairman, in order to provide stock performance incentives and align the officers' interests with those of the Company's shareholders. Because the Chairman owns a significant number of the Company's outstanding shares, he has not been granted any stock options to date.

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated executive officers of publicly held companies is limited to $1,000,000 per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during 1998 will exceed the $1,000,000 limitation.

                Theodore M. Wight                Herman Sarkowsky

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Herman Sarkowsky and Theodore M. Wight currently comprise the Compensation Committee of the Board of Directors. During fiscal 1997, however, the Company's Chairman, David J. Heerensperger, made recommendations to the Compensation Committee as to the compensation to be paid to each executive officer other than himself. These recommendations were adopted by the Compensation Committee. The Compensation Committee determined Mr. Heerensperger's compensation.

    A number of the Company's directors have engaged in certain transactions with the Company which are described under the caption "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company leases nine stores and a warehouse/distribution center from directors or entities with whom directors are affiliated. Rental payments for these stores are based on formulas derived from the final project costs and are subject to adjustments based on predetermined multipliers or formulas derived from the Consumer Price Index. The following table summarizes certain information about the commitments and rental payments pertaining to these leases.

                                                                         MINIMUM
                                                        FISCAL YEAR     AGGREGATE       PERCENTAGE      FISCAL 1997
       LOCATION                     LESSOR                OPENED        COMMITMENT    RENT THRESHOLD  RENTAL PAYMENTS
-----------------------  ----------------------------  -------------  --------------  --------------  ---------------
Spokane, WA              Harlan D. Douglass                   1990    $   26,900,000  $   24,000,000   $   1,240,000
Federal Way, WA (1)      R&B Development                      1992    $   26,800,000  $   38,500,000   $   1,139,000
Anchorage, AK (1)        RBH Ventures                         1992    $   35,100,000  $   50,000,000   $   1,483,000
Kennewick, WA            Harlan D. Douglass                   1993    $   14,000,000  $   24,000,000   $   1,022,000
Puyallup, WA             Harlan D. Douglass                   1993    $   21,600,000  $   38,500,000   $   1,080,000
Everett, WA              RBH Ventures                         1993    $   32,300,000  $   38,500,000   $   1,550,000
Auburn, WA (2)           West Valley 29 Partners              1993    $    8,100,000       N/A         $     803,000
Medford, OR              Harlan D. Douglass                   1994    $   16,900,000  $   28,000,000   $     871,000
Billings, MT             Harlan D. Douglass                   1994    $   14,000,000  $   24,000,000   $     750,000
Coeur d'Alene, ID        Harlan D. Douglass                   1997    $   17,100,000  $   30,000,000   $     137,000

------------------------

(1) Each of the owners of these properties has entered into a definitive agreement to sell its property to an independent third party. The sale of these properties shall be effective subsequent to the date of this proxy.

(2) Warehouse/distribution center

    The Minimum Aggregate Commitment represents the dollar amount to be paid by the Company over the initial term of the lease as of the commencement of the lease. The Percentage Rent Threshold represents the level of sales above which the Company is required to pay percentage rent. Percentage rent on the above leases is paid at a rate of 2% of sales in excess of the threshold.

    R&B Development is a corporation of which Ronald D. Crockett, a director and shareholder of the Company, is a director and 50% shareholder. RBH Ventures is a partnership in which Mr. Crockett and Herman Sarkowsky, also a director and shareholder of the Company, each indirectly hold a one-third interest. West Valley 29 Partners is an entity in which Mr. Crockett indirectly holds a 40% interest.

    The foregoing transactions have been approved by the disinterested members of the Company's Board of Directors. Among other factors, the Board considered the analyses of an independent appraiser retained by the Company to review the fairness of the rental rates. The Company believes these transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

    The Company will likely enter into transactions in the future with its directors or shareholders for the construction of its stores and other facilities. Any future transactions between the Company and its officers, directors or affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors or by a majority of the shareholders of the Company.

    Pace International, a corporation of which Herman Sarkowsky, a director and shareholder of the Company, is the majority shareholder, sold inventory valued at $4,203,000 to the Company in 1997. The Company believes these transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

    In March 1997, the Company purchased a personal seven-passenger airplane (a Hawker HS125-700) from Mr. David J. Heerensperger for a purchase price of $3,040,000. The purchase was approved by disinterested members of the Company's Board of Directors and the price was based on an independent fair market value appraisal. Prior to the purchase, the airplane was rented by the Company for corporate purposes at a rate of $1,990 per hour, plus applicable taxes and expenses. The Company made rental payments of approximately $143,000 under this arrangement during fiscal 1997 prior to purchasing the airplane.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG EAGLE HARDWARE & GARDEN, INC., THE S&P SMALLCAP 600 INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS    EAGLE HARDWARE & GARDEN, INC.    PEER GROUP    S&P SMALLCAP 600
1/29/93                                $100          $100                $100
1/28/94                                  65            93                 118
1/27/95                                  37           113                 109
1/26/96                                  39           103                 143
1/31/97                                  89           115                 177
1/30/98                                  87           202                 214

* $100 invested on 1/29/93 in stock or index-including reinvestment of dividends.

                 AMENDMENTS TO THE COMPANY'S STOCK OPTION PLANS

    At the Annual Meeting, the shareholders of the Company will be asked to approve amendments to the Company's 1991 Stock Option Plan (the "1991 Plan") and Directors' Nonqualified Stock Option Plan (the "Directors' Plan" and collectively, the "Plans") as described below.

PROPOSED AMENDMENTS

    Options to purchase a combined total of 2,200,000 shares of Common Stock are authorized for grant under the Plans. 2,075,850 options have been granted as of January 30, 1998. All options have been granted at an exercise price equal to the fair market value on the date of grant. The Company believes that the 1991 Plan and the Directors' Plan have contributed to the Company's ability to attract and retain valued key employees and directors, respectively, thereby strengthening their incentive to achieve the objectives of the Company's shareholders. Therefore, subject to shareholder approval, the Board of Directors has resolved to amend the Company's 1991 Plan and Directors' Plan to increase the aggregate number of shares of Common Stock available for purchase upon exercise of options granted thereunder by 1,000,000 shares to a combined total of 3,200,000 shares.

    The second proposed amendment provides that no participant will be granted options under the 1991 Plan to acquire more than 250,000 shares of Common Stock in any fiscal year. This limitation adjusts proportionately in connection with any change in the Company's capitalization. The Board of Directors believes that this amendment is necessary for the 1991 Plan to comply with Section 162(m) of the Internal Revenue Code of 1986 as amended, which limits to $1,000,000 per person, the amount that the Company may deduct for compensation paid to any of its most highly compensated executive officers in any taxable year beginning or after January 1, 1994. Under Section 162(m), compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that shareholders approve a per-employee limit on the number of shares as to which options may be granted during any specific period. Other requirements are that the options be granted by a committee consisting solely of at least two outside directors and that the exercise price of the option be not less than the fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if the proposed amendments are approved by shareholders, compensation received on exercise of options granted under the

1991 Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

DESCRIPTION OF THE COMPANY'S STOCK OPTION PLANS

    The following summary of the Plans is qualified in its entirety by the full text of the Plans, copies of which may be obtained by shareholders of the Company upon written request directed to the Company's Secretary at the address listed on the first page of this Proxy Statement. What follows is a brief description of the material provisions of the Plans.

    GENERAL. The purpose of the 1991 Plan is to retain the services of valued key employees and consultants of the Company and such other persons as the administrator of the plan may select, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid in the inducement in the hiring of new employees, consultants and select individuals.

    The 1991 Plan contains an incentive stock option component under which options for the purchase of Common Stock are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), and a nonqualified stock option component under which options for the purchase of Common Stock will not qualify under Section 422 ("Nonqualified Options"). Incentive Options may be granted to any employee, including employees who are directors, and Nonqualified Options may be granted to employees, directors, consultants and independent contractors of the Company as the administrator of the 1991 Plan may select.

    The 1991 Plan is administered by the Board of Directors (the "Plan Administrator"), which in turn has delegated to David J. Heerensperger and Richard T. Takata authority to grant options under the 1991 Plan, subject to a limit on the maximum number of options that may be granted without Board approval and subject to any limitations imposed by Section 162(m). The Plan Administrator is authorized to administer and interpret the 1991 Plan, subject to its express provisions and to make all determinations necessary or advisable for the administration of the 1991 Plan.

    OPTION GRANTS. The Directors' Plan provides for the automatic grant to each nonemployee director of the Company Nonqualified Options to purchase 20,000 shares of Common Stock upon his or her election or appointment to the Board of Directors. The Directors' Plan also provides for the annual grant to each nonemployee director of the Company Nonqualified Options to purchase 5,000 shares of Common Stock for as long as the individual continues to serve as a director of the Company. The exercise price of options granted under the Directors' Plan must equal the fair market value of the Common Stock on the date of grant. Nonqualified Options granted pursuant to the 1991 Plan are generally granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, while the exercise price of Incentive Options must be no less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value for shareholders owning more than 10% of the Company's Common Stock).

    VESTING. Options granted pursuant to the Plans must vest before they may be exercised. Options granted under the 1991 Plan generally vest at the rate of 20% per year over a five-year period, while options granted under the Directors' Plan vest at the rate of 33 1/3% per year so that all options are fully vested at the end of three years. Options granted under the Plans vest immediately upon the occurrence of certain significant business transactions. In addition, options granted under the 1991 Plan vest immediately if an employee who has been continuously employed for at least two years by the Company or a related corporation is terminated by reason of death or disability. Under certain circumstances, accelerated vesting could have the effect of delaying, deferring or preventing unfriendly offers or other efforts to obtain control of the Company and could therefore deprive the shareholders of opportunities to receive a premium on their Common Stock and could make removal of incumbent management more difficult. On the other hand, accelerated vesting may induce any person seeking control of the Company or business combination with the Company to negotiate on terms acceptable to the Board of Directors.

    TERMINATION. Vested options granted under the Plans generally terminate upon the earlier of: (i) expiration of the term of the option as designated by the Plan Administrator at the time the option is granted (which shall not be more than ten years for Nonqualified Options or five years for Incentive Options granted to shareholders owning more than 10% of the Company's Common Stock),
(ii) 90 days after the optionee's termination of employment with the Company or as a Director of the Company for any reason other than death or disability or
(iii) one year after termination upon death or disability. Options granted under the Plans are nontransferable other than by will or the laws of descent and distribution. The Plans permit option holders to exercise options by cash payments, by the exchange of previously purchased shares of Common Stock, by having shares withheld from the amount of shares to be received by the optionee upon exercise, by paying for the shares over a one-year period or, in the case of options granted under the 1991 Plan, by complying with any other payment mechanism approved by the Plan Administrator.

FEDERAL INCOME TAX INFORMATION

    Set forth below is a summary of the federal income tax consequences pertaining to participation in the Plans. The summary is not comprehensive and is intended merely to provide basic information with respect to the federal income tax treatment applied to the Plans. Although the Company believes the following statements are correct based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the legislative history and administrative and judicial interpretations thereof, no assurance can be given that legislative, administrative or judicial changes or interpretations will not occur which would modify such statements. Each participant in the Plans should consult his or her own tax advisor concerning the tax consequences of participating in the Plans and disposing of Common Stock issued under the Plans because individual financial and federal tax situations may vary, and state and local tax considerations may be significant.

    INCENTIVE OPTIONS. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of an Incentive Option. Federal income tax upon any gain resulting from exercise of an Incentive Option is deferred until the optioned shares are sold by the optionee. The gain resulting from the exercise of an Incentive Option is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax. If the shares acquired under Incentive Options are sold or exchanged after the later of (a) one year from the date of exercise of the Incentive Option and (b) two years from the date of grant of the Incentive Option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a mid-term or long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of the shares over the option price).

    The Company will not be allowed any deduction for federal income tax purposes either at the time of the grant or exercise of an Incentive Option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realizes ordinary income.

    NONQUALIFIED OPTIONS. Under federal income tax law presently in effect, no income will be recognized by an optionee upon the grant of a Nonqualified Option. On the exercise of a Nonqualified Option, the optionee will recognize taxable ordinary income and the Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the excess of the fair market value of the shares acquired over the option price. The income realized by the optionee is subject to income tax withholding by the Company out of the current earnings paid to the optionee. If such earnings are insufficient to pay the tax, the optionee may be required to make a direct payment to the Company for the tax liability. Upon a later sale of those shares, the optionee will have short-term, mid-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. The optionee's tax basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a Nonqualified Option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE PLANS.

                  ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

The following is a summary of the material provisions of the Eagle Hardware & Garden, Inc. Employee Stock Purchase Plan (the "ESPP") which is qualified in its entirety by the full text of the ESPP, a copy of which may be obtained by shareholders of the Company upon written request directed to the Company's Secretary at the address listed on the first page of this Proxy Statement.

    GENERAL. In April 1998, the Board of Directors adopted the ESPP. The purpose of the ESPP is to enable employees of the Company to acquire a personal interest in the Company, and to encourage employees to remain in the employ of the Company and have a personal interest in the success of the Company. An aggregate of 1,200,000 shares will be reserved for purchase under the ESPP, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, or other similar changes in capitalization of the Company.

    The ESPP will be administered based on semi-annual purchase periods commencing January 1 or July 1 (the "Purchase Period"). The first Purchase Period will begin on July 1, 1998 and will end on December 31, 1998. Any employee of the Company or the Company's subsidiary, who is regularly scheduled to work a minimum of 15 hours per week may be a participant in the ESPP ("Participant") after being employed by the Company for 90 days.

    PAYROLL DEDUCTIONS. The maximum rate of deduction that a Participant may elect for any Purchase Period is 15% of the Participant's compensation. An amount equal to the elected percentage of the Participant's compensation will be deducted on each regular pay day falling within the Purchase Period. All amounts will be deducted from a Participant's compensation on an after-tax basis. No interest will be paid on payroll deductions accumulated under the ESPP. At any time prior to the end of a Purchase Period, a Participant may elect to withdraw from the ESPP. If a Participant withdraws from the ESPP, all of the Participant's payroll deductions for that Purchase Period will be promptly returned to the Participant, and the Participant will not be eligible to participate in the ESPP again before the next Purchase Period. If a Participant withdraws effective for a Purchase Period that has not yet commenced, the Participant may elect to participate in any subsequent Purchase Period.

    PURCHASE OF COMMON STOCK. On the last business day of a Purchase Period (the "Purchase Date") a Participant's accumulated payroll deductions will be applied toward the purchase of shares of Common Stock at a purchase price equal to the lesser of:

       (a)85% of the fair market value of the Common Stock on the first business day of the Purchase Period; or

       (b) 85% of the fair market value of the Common Stock on the Purchase
           Date.

    During any Purchase Period, the maximum number of shares of Common Stock that may be purchased by a Participant may not exceed 1,000 shares. During any calendar year, the maximum value of the Common Stock that may be purchased by a Participant under the ESPP is $25,000.

    AMENDMENT AND TERMINATION. The ESPP may be terminated, modified or amended by the shareholders of the Company. The Board of Directors of the Company may also terminate the ESPP, or modify or amend the ESPP in such respects as it deems advisable in order to conform to any change in any law or applicable regulations. Shareholder approval will be required for any amendment which will
(a) increase the total number of shares which may be issued under the ESPP, (b) change the class of persons eligible to purchase Common Stock under the ESPP,
(c) materially increase the benefits accruing to Participants under the ESPP, or
(d) otherwise require shareholder approval under any applicable law or regulation. The ESPP may also be terminated by the Plan Administrator.

    FEDERAL TAX CONSEQUENCES. The following summary of United States federal income tax consequences relating to the ESPP does not presume to be complete and does not address other taxes that may affect an individual such as state and local taxes, federal and state estate, or inheritance and gift taxes, and does not address the tax consequences to Participants who are not citizens or residents of the United States. Furthermore, the tax consequences described below are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies. Participants should consult with their own tax advisors before the acquisition or disposition of any shares under the ESPP.

    Under present law, there is no taxable income to the Participant when shares are purchased under the ESPP. Upon the disposition of shares out of the Participant's account, at least two years after the first day of the Purchase Period and one year from the Purchase Date, or upon the death of a Participant, the Participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of such disposition (or the Participant's death, as the case may be) over the actual amount paid for the shares, or (ii) 15% of the fair market value of the shares on the first day of the Purchase Period. Any further gain realized on a disposition is characterized as a capital gain. If the Participant has incurred a loss in connection with the disposition, then such participant will realize no ordinary income, and the loss will be a capital loss.

    Upon a sale or other disposition of shares acquired pursuant to the ESPP before the expiration of the one- and two-year holding periods described above, the Participant will recognize income equal to the difference between the fair market value of the shares on the day of disposition and the actual amount paid for the shares. The Participant will recognize ordinary income to the extent the fair market value of the shares on the Purchase Date exceeds the actual amount paid for the shares. The balance, if any, will be a capital gain or loss. Such capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 18 months from the applicable Purchase Date. Different rules may apply to Participants who are subject to Section 16 of the Exchange Act. In general, capital gains realized upon the sale of shares will be taxed at a maximum rate of 20% in the case of shares held for more than 18 months from the applicable Purchase Date, or 28% in the case of shares held for more than one year but less than 18 months from the applicable Purchase Date. Other types of income, including short-term capital gains, are taxed at a current maximum rate of 39.6%. Capital losses are allowed in full against capital gains but may offset only $3,000 of ordinary income.

    The Company is not entitled to a deduction for amounts taxed as ordinary income on the disposition of shares acquired in the ESPP. If, however, a Participant realizes ordinary income by reason of a disposition before the expiration of the holding period described above, the Company may be entitled to a compensation deduction if certain other conditions are met. Additional restrictions on the Company's deduction may apply in the case of ordinary income realized by the Named Executive Officers.

    The Named Executive Officers are eligible for participation in the ESPP.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ESPP AND RECOMMENDS A VOTE "FOR" APPROVAL OF ADOPTION OF THE ESPP.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected Ernst & Young LLP to continue as its independent public accountants for the fiscal year ending January 29, 1999. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and have the opportunity to make a statement if they so desire and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

                                 OTHER BUSINESS

    As of the date of this proxy statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                         SHAREHOLDER PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

    In order to be eligible for inclusion in the proxy materials of the Company for the 1999 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received no later than January 1, 1999. Such proposals must be mailed to the Company's main office at 981 Powell Ave. S.W., Renton, WA 98055, Attn.: Steven M. Stenberg, Treasurer. Any such proposal shall be subject to the requirements of the proxy rules under the Exchange Act.

                            SOLICITATION OF PROXIES

    This solicitation is made on behalf of the Board of Directors of the Company. Proxies may be solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger.

    The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

                                          By Order of the Board of Directors

                                                      [SIG]

                                          Richard T. Takata
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Renton, Washington
April 24, 1998

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PROXY CARD

                       EAGLE HARDWARE & GARDEN, INC.
              ANNUAL MEETING OF SHAREHOLDERS - MAY 28, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Richard T. Takata and David J. Heerensperger, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Eagle Hardware & Garden, Inc. held of record by the undersigned on March 31, 1998, at the annual meeting of shareholders to be held on May 28, 1998, or at any adjournment thereof.





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

                                               Please mark your votes as
                                               indicated in this example  /X/

                                    WITHHOLD    2. To approve amendments to the Company's 1991         FOR   AGAINST  ABSTAIN
1. Election of Directors:           AUTHORITY      Stock Option Plan (the "1991 Plan") and Directors'  /  /   /   /    /   /
                                     TO VOTE       Nonqualified Stock Option Plan to increase the
                           FOR ALL   FOR ALL       number of shares of Common Stock available for
                          NOMINEES  NOMINEES       purchase upon exercise of options granted
                           LISTED    LISTED        thereunder by 1,000,000 shares, to a combined
David J. Heerensperger      /  /     /  /          total of 3,200,000 shares and to create a maximum
Harlan D. Douglass                                 number of options that may be granted under the

(INSTRUCTION: TO WITHHOLD AUTHORITY                1991 Plan to any one employee in any one fiscal
TO VOTE FOR ANY INDIVIDUAL NOMINEES,               year.
WRITE THAT NOMINEES NAME IN THE SPACE
PROVIDED BELOW.)                                3. To approve the adoption of the Eagle Hardware &     FOR   AGAINST  ABSTAIN
                                                   Garden, Inc. Employee Stock Purchase Plan,          /  /   /   /    /   /
                                                   including the reservation of 1,200,000 shares of
-------------------------------------              Common Stock available for purchase thereunder.

                                                4. To ratify the selection of Ernst & Young, LLP       FOR   AGAINST  ABSTAIN
                                                   as the Company's independent accountants for the    /  /   /   /    /   /
                                                   fiscal year ending January 29, 1999.

                                                5. In their discretion, the Proxies are authorized
                                                   to vote upon such other business as may properly
                                                   come before the meeting.

                                                                     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE
                                                                     MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF
                                                                     NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE
                                                                     ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1
                                                                     AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. THIS PROXY
                                                                     MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT
                                                                     THE ANNUAL MEETING.

                                                                     The undersigned hereby revokes any Proxy or Proxies
                                                                     heretofore given for such shares and ratifies all that the above-named Proxies or their substitutes may lawfully do by virtue hereof.

                                                                     Please sign your name below exactly how it appears on this mailing. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator,
                                                                     trustee or guardian, please give full title as such. If a
                                                                     corporation, please sign in corporate name by authorized
                                                                     officer. If a partnership, please sign in partnership name by authorized person.

                                                                     Dated                                                   , 1998
                                                                           -------------------------------------------------

                                                                     --------------------------------------------------------------
                                                                     Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY           --------------------------------------------------------------
USING THE ENCLOSED ENVELOPE.                                         Signature


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